2Q24 Results Presentation August 1, 2024 Exhibit 99

Forward-looking statements Some of the statements contained in this presentation may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, positioning, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include but are not limited to: (1) the continued course and severity of COVID-19 variants and subvariants and their direct and indirect impacts (2) general economic conditions and real estate market conditions, such as a possible recession, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitizations and (6) changes in federal government fiscal and monetary policies and (7) the continued conflict in Ukraine and Israel. For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ''Risk Factors" previously disclosed in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

2Q24 Highlights

Earnings

- Net income of $14.7 million, up 21.3% from $12.2 million for 2Q23. Diluted EPS of $0.42 per share, up $0.06 from $0.36 for 2Q23
- Core net income[1] of $15.9 million, up 23.1% from $12.9 million for 2Q23. Core diluted EPS[1] of $0.45, up from $0.38 per share for 2Q23
- Portfolio net interest margin (NIM) of 3.54% up 30 bps from 3.24% for 2Q23

Production & Loan Portfolio

- Loan production of $422.2 million in UPB, an 11.5% and 63.2% increase from 1Q24 and 2Q23, respectively
- Total loan portfolio of $4.5 billion in UPB, an increase of 20.4% from June 30, 2023
- Nonperforming Loans (NPL) were 10.5% of HFI loans, up slightly from 10.1% and 10.0% as of March 31, 2024, and June 30, 2023, respectively
- 2Q24 realized gains of $1.0 million, or 101.3%, of NPL UPB resolved

Financing & Capital

- Completed the VCC 2024-2 & 2024-3 securitizations totaling $286.2 million and $204.6 million, respectively, of securities issued
  - Resulted in a $0.06 per share EPS reduction from additional issuance expenses from a second securitization during the quarter
- Century Health & Housing Capital, LLC acquired $3.6 million in Mortgage Servicing Rights (MSRs) related to $227.6 million in UPB of commercial GNMA mortgages
- Liquidity[2] of $83.8 million and total available warehouse line capacity was $646.5 million as of June 30, 2024

[1] "Core net income" is a non-GAAP measure which excludes non-recurring, non-operating, and/or unusual activities from GAAP net income.
[2] Liquidity includes unrestricted cash and cash equivalents of $47.4 million and available liquidity in unfinanced loans of $36.4 million.

3 | velocity Financial Inc.

Book Value and Adjusted Book Value Per Share(2) Core net income totaled $15.9 million in 2Q24, an increase of 23.1% from 2Q23 and reflects a Core pre-tax ROE of 18.3% Book value per share as of June 30, 2024, was $14.52(4), a 3.61% increase from $14.01(3) as of March 31, 2024 Adjusted book value per share as of June 30, 2024, was $16.91(5) and reflects the net incremental estimated fair value of loans carried at amortized cost and related securitized debt over GAAP book value Core Income, Book Value and Adjusted Book Value Per Share Core Income(1) Equity award & ESPP costs $1,140 (1) Core net income” is a non-GAAP measure which excludes non-recurring and/or unusual activities from GAAP net income. Non-core adjustments include incentive compensation expenses and costs related to the Company’s employee stock purchase plan (ESPP) (2) Book value per share is the ratio of total GAAP equity divided by total shares outstanding. Total equity includes non-controlling interest of $3.42 million as of June 30, 2024, and $3.51 million as of March 31, 2024. Adjusted book value per share includes the fair value component of the Company’s loans and securitizations carried at amortized cost. (3) Based on 32,574,498 common shares outstanding as of March 31, 2024. Excludes 411,296 of unvested shares authorized for incentive compensation. (4) Based on 32,701,185 common shares outstanding as of June 30, 2024, Excludes 397,450 of unvested shares authorized for incentive compensation. (5) For additional information Please see Note 18 – Fair Value Measurement in the Company’s 10-Q for the period ended June 30, 2024. (3) (4) Core Net Income $15,918 GAAP Net Income $14,778 (5)

Loan Production Volume growth continued in 2Q24, driven by continued strong demand for Traditional Commercial financing, aided by tighter bank credit conditions Loan production in 2Q24 totaled $422.2 million in UPB, an 11.5% increase from $378.7 million in UPB for 1Q24 and a 63.2% increase from $258.6 million in UPB for 2Q23 The WAC on 2Q24 HFI loan production was 11.0%, essentially unchanged from 1Q24 and 2Q23 Loan Production Volume ($ of UPB in millions) Production Growth Trend Continues, Driven by Strong Demand For Commercial Properties Units Average loan balance (1) Weighted Average Coupon (2) Loan To Value WAC(1) LTV(2)

Loan Portfolio by Property Type The total loan portfolio was $4.5 billion in UPB as of June 30, 2024, an increase of 4.6% from $4.3 billion in UPB as of March 31, 2024, and 20.4% from $3.7 billion as of June 30, 2023 Driven by growth in loans collateralized by Inv. 1-4 Rental and “Other” Commercial properties Loan prepayments totaled $165.8 million, an increase from $142.0 million in UPB for 1Q24, and $105.8 million in UPB for 2Q23 The WAC(1) of the portfolio was 9.25% as of June 30, 2024, an increase from 8.40% as of June 30, 2023 The UPB of fair value option (FVO) loans was $1.9 billion, or 42.0% of total loans, as of June 30, 2024, an increase from $688 million in UPB, or 18.5% as of June 30, 2023 Loan Portfolio (UPB in millions) (1) Weighted Average Coupon (2) $ in thousands. Portfolio Growth Driven by Healthy Borrower Demand

Portfolio Net Interest Income & NIM(1) Portfolio Yield and Cost of Funds Portfolio Related Portfolio NIM(1) in 2Q24 was 3.54%, an increase of 19 bps from 3.35% for 1Q24 and an increase of 30 bps from 3.24% for 2Q23 The Q/Q and Y/Y increase is due to disciplined focus on maintaining 11.0% rates on loan production since 2Q23, supplemented by strong loan resolution activity Portfolio Yield: Increased 27 bps from 1Q24 and up 74 bps from 2Q23, driven by an 85 bps increase in weighted average loan coupons from 2Q23 Cost of Funds: Increased 8 bps from 1Q24 and 43 bps from 2Q23, primarily driven by the higher base rates for warehouse financing and recent securitizations Net Interest Margin (1) Net Interest Income and Net Interest Margin related to the loan portfolio only; excludes corporate debt. Portfolio Related ($ in millions) Maintaining Higher Loan Coupons and Strong Loan Resolutions Drives NIM Stability

Nonperforming Loans(1) Nonperforming loans (NPL) as a percentage of total HFI loans was 10.5% as of June 30, 2024, a modest increase from 10.1% as of March 31, 2024, and 10.0% as of June 30, 2023 Gains on NPL resolutions in 2Q24 of 1.3%, a decrease from 2.3% for 1Q24 and a decrease from 3.0% for 2Q23 $ UPB in millions Loan Investment Portfolio Performance (1) For additional detail, please see page 16 in the Appendix of this presentation. Modest Nonperforming Growth with Continued Resolution Gains

Asset Resolution Activity Resolution Activity 2Q24 NPL resolutions totaled 80.7 million in UPB, realizing 101.3% of UPB resolved compared to $54.5 million in UPB, and realization of 102.3% of UPB resolved for 1Q24 and $50.1 million in UPB and realization of 103.0% of UPB resolved for 2Q23 2Q24 NPL resolutions represented 18.7% of nonperforming loan UPB as of March 31, 2024 The UPB of loan resolutions in 2Q24 was in line with the recent five-quarter resolution average of $64.4 million in UPB and the realization of 102.0% of UPB resolved NPL UPB Resolved Increases for 2Q24

The reserve balance was $5.24 million as of June 30, 2024, relatively flat compared to $5.27 million as of March 31, 2024, and a 13.3% increase from $4.63 million as of June 30, 2023 Velocity’s 0.20% CECL reserve rate on the eligible (non-”FVO”) HFI portfolio increased compared to the recent five quarter average rate of 0.17%, primarily resulting from growth in the individually assessed reserve Net charge-off and REO valuation activity for 2Q24 resulted in a gain of $2.1 million, compared to a loss of $780 thousand for 1Q24, primarily driven by gain on transfer to REO status CECL Reserve and Charge-Offs Loan Loss Reserve Reserve Stable Q/Q; Net Charge-off and REO Activity Realized Strong Gains Charge-offs, Gain (Loss) on REO (1) Amortized cost (2) Reflects the monthly average of nonperforming loans held for investment, excluding FVO loans, during the period. At period end, $ in thousands (1)

Durable Funding and Liquidity Strategy Two Securitizations in 2Q24(1); Conservative Leverage With Recourse Debt to Equity of 1.1X Outstanding Debt Balances(2) ($ in Millions) (1) Through June 30, 2024. (2) Debt balances are net of issuance costs and discounts as reported in the consolidated balance sheet. (3) Represents the remaining balance of securitization outstanding net of issuance costs, discounts and fair value marks as of period end. (4) As of June 30, 2024, six of seven warehouse lines have non-mark-to-market features and staggered maturities. Non-Recourse Debt Recourse Debt (3) Cash reserves and unfinanced collateral of $83.8 million as of June 30, 2024 Available warehouse line capacity of $646.5 million as of June 30, 2024 Recourse debt to equity was 1.1x as of June 30, 2024, essentially unchanged from June 30, 2023 Outstanding debt was $4.26 billion as of June 30, 2024, a net increase of $212.5 million from March 31, 2024, driven by the issuances of the VCC 2024-2 and VCC 2024-3 securitizations, partially offset by a reduction in warehouse debt (4) (5)

U.S. economic outlook to remain mixed Market consensus coalescing around a Fed rate reduction in 4Q24. Expect continued positive resolutions of NPL’s Property value appreciation to continue and remain well-supported Demand for investor properties to remain strong Outlook for Velocity’s Key Business Drivers MARKET CREDIT CAPITAL Next long-term loan securitization targeted for August 2024 Securitization market improvement evident in recent deals; cautiously optimistic for further improvement Improving Outlook for Markets and Growth Strong origination volumes and rate discipline expected to result in stable NIM and strong earnings growth Pursuing opportunities to further diversity product offerings and revenue streams EARNINGS

Appendix

Velocity Financial, Inc. Balance Sheet

Velocity Financial, Inc. Income Statement (Quarters)

HFI Portfolio Delinquency Trends

Loan Portfolio Rollforward Total Loan Portfolio UPB Rollforward (UPB in millions) . (1) Includes $0.19 million in UPB of repurchased loans. (1)

HFI Loan Portfolio Portfolio by Property Type (100% = $4.48 billion UPB)(1) (1) As of June 30, 2024 Portfolio by State

Adjusted Financial Metric Reconciliation: Adjusted Financial Metric Reconciliation to GAAP Net Income